Exhibit 8.1

Tax Opinion

Date:	May 19, 2023
To:	Doreen Wicklein, Jürgen Kesper Fresenius Medical Care AG & Co. KGaA
From:	Dr. Thomas Schänzle, Hans-Martin Eckstein, Christian Sauer Baker McKenzie Frankfurt
Regarding:	Registration Statement - German tax opinion

Dear Ms. Wicklein,

Dear Mr. Kesper,

Please find hereafter the German tax opinion regarding the German tax implications of the contemplated conversion of Fresenius Medical Care AG & Co. KGaA (hereinafter referred to as the "Company") into the legal form of a German stock corporation (Aktiengesellschaft) (the "Conversion") as contained in the registration statement on Form F-4 (the "Registration Statement") filed by the Company with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended (the "Securities Act").

1.	Registration Statement – German tax opinion

1.1	We are acting as advisers as to German tax law to Fresenius Medical Care AG & Co. KGaA (the Company), a public partnership limited by shares under the laws of Germany, with its registered office at Else-Kröner-Straße 1, 61352 Bad Homburg, Germany, in connection with the contemplated conversion of the Company into a German stock corporation (Aktiengesellschaft) under German law to be called Fresenius Medical Care AG.

1.2	This opinion is being delivered in connection with the filing of a Registration Statement filed by the Company with the U.S. Securities and Exchange Commission, relating to the Conversion.

2.	Basis of Opinion

2.1	In connection with the giving of this opinion, we have examined the Registration Statement and the articles of associations of the Company as of May 2022. Unless explicitly stated in this opinion, we have not examined any other agreement, deed or document entered into by or affecting the Company and have not made any other inquiry concerning either of them.

2.2	This opinion is confined to matters of German tax law (in particular, Income Tax Law, Corporation Tax Law, Trade Tax Law, Real Estate Transfer Tax Law and Value Added Tax Law under observance of respective regulations of the tax authorities, administrative rulings and judicial decisions) as at the date of this opinion. We express no opinion with regard to any law other than the tax laws of Germany as currently applied by the German tax courts.

2.3	By giving this opinion, we do not assume any obligation to notify you of future changes in law which may affect the opinions expressed in this opinion, or otherwise to update this opinion in any respect.

Geschäftsführer: Dr. Matthias Scholz, Dr. Thomas Schänzle, Dr. Christian Vocke

Baker McKenzie Rechtsanwaltsgesellschaft mbH von Rechtsanwälten und Steuerberatern is registered with the Local Court of Frankfurt/Main (registered seat) HRB 123975. It is associated with Baker & McKenzie International, a Verein organized under the laws of Switzerland.

2.4	We have not been responsible for verifying whether statements of fact (including foreign law), opinion or intention in the Registration Statement or any other documents referred to in this opinion or in any related documents are accurate, complete or reasonable.

2.5	Further, we have assumed that the Conversion will be effected by meeting all relevant requirements under German corporate law and will occur under legal continuity (identitätswahrend) and that, from a corporate law perspective, the existing profit and loss transfer agreements with the Company can, upon the Conversion, be continued without modification. We have further assumed that the statements concerning the Conversion set forth in the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the effective time of the Conversion.

3.	Opinion

3.1	Based upon the foregoing, and subject to the limitations, qualifications and assumptions stated herein and in the Registration Statement, we hereby confirm our opinion set forth in the discussion contained in the Registration Statement under the heading “German Tax Consequences of the Conversion”.

4.	Benefit of Opinion

4.1	We hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required by the Securities Act or by the rules and regulations promulgated thereunder.

4.2	This opinion is addressed to you solely for your own benefit and for the purposes of the Registration Statement to be filed under the Securities Act and except with our prior written consent, is not to be transmitted or disclosed to or used or relied upon by any other person or used or relied upon by you for any purposes, except that we consent to the filing of this opinion as an exhibit to the Registration Statement.

5.	Governing Law

5.1	This opinion and any non-contractual obligations arising out of or in relation to this opinion are governed by German law.

Very truly yours

/s/ Thomas Schänzle	/s/ Hans-Martin Eckstein

Dr. Thomas Schänzle	Hans-Martin Eckstein
Steuerberater	Wirtschaftsprüfer / Steuerberater

Baker McKenzie Rechtsanwaltsgesellschaft mbH

von Rechtsanwälten und Steuerberatern

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